BUSINESS LOAN AGREEMENT

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We also may ask to see your driver's license or other identifying documents.

This Business Loan Agreement ("Agreement") dated 09/16/2016 is between WebBank ("Lender") and the business borrower listed below ("Borrower").

Business Legal Name:	Skywolf Wind Turbine Corp			
State of Incorporation / Organization:	NY			
DBA:	Skywolf Wind Turbine Corp			
Main Phone:	585-739-3139			
Main Fax:				
Type of Entity:	Corporation			
Mailing Address:	156 Court St	Geneseo	NY	14487
Date Business Started (mm/dd/yy):	09/01/2011			
Name of Primary Authorized Signer:	Gerald Brock			
Position or Title:	Owner			
Email for Signer:	gbrock@skywolfwindturbines.com			
Business Website:	skywolfwindturbines.com			
Main business location:	156 Court St	Geneseo	NY	14454
Principal Loan Amount:	66,100.00			
Disbursement Amount:	$64,447.50			
Loan Origination:	$1,652.50			
Repayment Amount:	85,269.00			
Rate	28.70% (the annual cost of the loan including the origination fee, expressed as a percentage)			
Repayment Plan:	Weekly Repayment $819.90 once per week beginning on the next business day after funding in which Lender is able to process an ACH transaction. The Repayment Plan will continue until the Repayment Amount has been satisfied and in accordance with Section 5 below.			

All loans obtained through Credibly are made by WebBank, a Utah-chartered industrial bank, member FDIC.

GB

CREDIBLY

LOAN PRE-APPROVAL

Step 1 Review Your Loan Details

Every business can benefit from a financial boost, and yours is on the verge of receiving one! Please take your time to go over your loan details and complete your closing documents.

YOUR LOAN DETAILS	
Amount:	$66,100.00
Term (months):	24 Months
Loan Origination Fee:	$1,652.50
Disbursement Amount:	$64,447.50

YOUR PAYBACK DETAILS	
Total Payback:	$85,269.00
Rate:	28.70%
Weekly Payment: (Business Days Only)	$819.90
Number of Payments:	104

KEY TERMS AND CONDITIONS

You should read this entire Agreement before signing it. You also understand the following terms and conditions:

1. All loans obtained through Credibly are made by WebBank, a Utah-chartered industrial bank, member FDIC. Credibly processes loan applications in accordance with WebBank credit criteria and manages the accounts on an ongoing basis, on behalf of and with direct oversight by WebBank. Your account statement will reflect ACH debit entries from your account by Lender's Designee (as defined in the Business Loan Agreement): RetailCapital, LLC, doing business as Credibly.
2. Section 6 requires the payment of a 2.5 percent prepayment penalty that will be assessed during the first half of the loan term (the "Prepayment Penalty Period"). This amount represents 2.5 percent of the originated loan amount.
3. Section 18 gives you and us the right to require any dispute to be resolved through BINDING INDIVIDUAL ARBITRATION rather than in court. Individual arbitration means that neither you nor we can assert claims on behalf of a class or in a representative capacity. You can opt out of this provision without penalty for a limited time.
4. Section 5.4 requires you to pay certain fees and charges in addition to the Repayment Amount. These fees and charges include, but are not limited to, an Origination Fee equal to the amount listed on
5. Page 1.
6. Among other things: Section 10.11 allows us to pull your credit reports in connection with this loan and to determine your eligibility for other financial products.
7. Among other things: Sections 10.3, 10.4, 10.5 and 20 restrict what you can do with our collateral for this loan.

Borrower agrees that this Agreement establishes a business loan that shall be used **only for commercial or business purposes** in the ordinary course of business **and not for personal, family, or household purposes.** Specifically, Borrower understands that Borrower's agreement not to use this business loan for personal, family or household purposes means that certain duties imposed upon us, and **certain rights conferred upon a consumer, pursuant to certain federal or state laws, do not apply to this business loan agreement.**

1. PARTIES.

In this Agreement, the words "you" and "your" refer to Borrower. The words "I" or "Signing Principal" refer to the authorized signatory of the Borrower or the Personal Guarantee of this Agreement, as the case may be. The words "we", "us" and "our" refer to Lender and its successors, assigns or Designee, including any "Assignee" as defined in Section 11. A "Designee" is a party whom we authorized to act on our behalf with respect to any of our obligations or rights under this Agreement. "Principal" refers to each one of Borrower's owners, shareholders, partners, members, principals, officers, directors and employees.

2. EFFECTIVE DATE; TERM.

The term of this Agreement (the "Term") begins on the date we accept it at our home office in Utah by signing it, or by transmitting the Principal Amount to you, whichever is earlier (the "Effective Date"). You understand and agree that we are not required to transmit the Principal Amount to you until:

(a) you have provided us with all documents and fully met all conditions required by this Agreement; and

(b) the security interests we are entitled to receive under this Agreement have been perfected. If there is a delay in your receipt of the Principal Amount for these or any other reasons, you agree that there will be no adverse consequence to us. The Term ends on the date the Repayment Amount is paid in full as set forth above, unless we elect to extend the Term to collect unpaid fees and other charges under Section 5.4 below, in which case the Term shall end when we have collected the Repayment Amount and all other amounts due under this Agreement. In addition, if you pay us the Repayment Amount and all other amounts due under this Agreement prior to the Maturity Date, and you have done everything else you are required to do under this Agreement, the Term will end and you will have no further obligations to us under this Agreement except as otherwise stated below.

3. PRINCIPAL AMOUNT; USE OF LOAN PROCEEDS.

You represent to us and agree that the Principal Amount will be used only:

(a) to buy merchandise, inventory or related goods you will rent or sell to your customers,

(b) to buy equipment or other goods for use in your business,

(c) for training or other services needed by your business, and/or

(d) to make improvements to your business location (but not to buy real estate).

REGARDLESS OF ANYTHING ELSE STATED IN THIS AGREEMENT, YOU ACKNOWLEDGE AND AGREE THAT:

(A) YOU WILL USE THE PRINCIPAL AMOUNT (AND THE GOODS OR SERVICES YOU BUY WITH THE PRINCIPAL AMOUNT) SOLELY FOR BUSINESS PURPOSES AND NOT FOR CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSES;

(B) YOU WILL NOT USE THE PRINCIPAL AMOUNT TO FUND DIVIDENDS OR DISTRIBUTIONS TO ANY OF YOUR SHAREHOLDERS, PARTNERS, MEMBERS OR ANY OTHER OWNER OF ANY EQUITY INTEREST IN YOUR BUSINESS; AND

(C) THE LOAN DOCUMENTED BY THIS AGREEMENT IS NOT A "CONSUMER TRANSACTION" AS DEFINED IN THE UNIFORM COMMERCIAL CODE ("UCC") or otherwise.

Borrower agrees that Lender has no obligation to determine whether any given use of the Principal Amount of the Business Loan conforms to any business purpose. Borrower agrees that a breach by Borrower of use of the Business Loan Principal Amount for business purposes will not affect Lender's right to enforce Borrower's promise to pay for the credit extended, including related charges, or to use any remedy legally available to Lender even if that remedy would not have been available had this Agreement been established as a consumer credit account. Moreover, given that the requested loan is expressly to be used only for business purposes and not for personal, family or household purposes, Borrower hereby acknowledges it and its directors, officers and employees lack any rights associated with loans extended for personal, family or household purposes and Borrower and its representatives are forever estopped from asserting such rights. Furthermore, any attempt to assert any rights associated with personal, family or household purposes shall be deemed void and of no effect.

4. PROMISE TO PAY.

In exchange for the Lender loaning you the Principal Amount, you unconditionally promise to pay the Repayment Amount in accordance with the Repayment Plan selected, as well as all other amounts this Agreement requires you to pay. You agree to make payments to us in accordance with the Repayment Plan selected above, in the manner stated in Section 5 of this Agreement. As part of your agreement to repay us without conditions, you waive (both as to the original loan and any renewal, extension, refinancing, modification or consolidation of the loan) the following:

(a) protest, demand and presentment;

(b) notice of dishonor, protest or suit;

(c) all other notices or requirements necessary to hold you liable hereunder; and

(d) all rights of exemption under the constitution or laws of any state as to real or personal property.

YOU AGREE THAT YOUR OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL, MAY NOT BE PREPAID EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF ANY CIRCUMSTANCE WHATSOEVER, AND THAT SUCH OBLIGATIONS SHALL NOT BE AFFECTED BY ANY COUNTERCLAIM, SET-OFF, RECOUPMENT, OFFSET, DEFENSE OR OTHER ALLEGED RIGHT AGAINST US.

5. METHOD OF REPAYMENT.

5.1. Payment through ACH Debits. Except as set forth in Section 5.2, you shall pay us the Repayment Amount in accordance with the Repayment Plan selected (as set forth on page 1, under Section B, "Payment Information") during the Term of this Agreement, by authorizing and allowing Lender or its Assignee or Designee to debit or otherwise withdraw the Repayment Amount from your Designated Account. Borrower hereby authorizes and requests Lender or its Assignee or Designee to withdraw from the Designated Account the Repayment Amount in accordance with the Repayment Plan selected until all amounts due under this Agreement have been paid as well as any late fees, taxes, non-sufficient funds charges, reimbursements and other amounts due pursuant to this Agreement. Borrower further:

(a) authorizes Lender or its Assignee or Designee to deliver a copy of this Agreement to Lender as evidence of Borrower's authorization, and

(b) agrees that Borrower may change the Designated Account to a different bank account only by following the procedures provided by Lender, and

(c) agrees that, except to the extent prohibited by applicable law, Borrower's authorizations to Lender and any Assignee or Designee hereunder may be revoked only with Lender's prior written consent.

5.2. Business Day and ACH Processing. A "business day" is defined as a weekday on which Lender is open and able to process ACH transactions. IN THE EVENT LENDER IS UNABLE TO PROCESS AN ACH TRANSACTION ON A BUSINESS DAY, FOR ANY REASON, LENDER OR ITS ASSIGNEE OR DESIGNEE WILL DEBIT THE DESIGNATED ACCOUNT FOR AN AMOUNT EQUAL TO THE SUM OF ANY SCHEDULED REPAYMENT AMOUNT(S) DUE ON THE PRECEDING BUSINESS DAY WHEN LENDER WAS UNABLE TO PROCESS ACH TRANSACTIONS.

5.3. Authorization to Access and Withdraw from Designated Account. You authorize and instruct Lender or its Assignee or Designee to debit or otherwise withdraw (via the ACH system, electronic checks, wires or otherwise) the Repayment Amount in accordance with the Repayment Plan selected from the Designated Account until the entire Repayment Amount and all other amounts you owe to us under this Agreement have been repaid. You agree that, except to the extent prohibited by

INITIAL HERE INITIAL HERE INITIAL HERE

KEY TERMS AND CONDITIONS - cont'd

applicable law, you will not revoke this authorization and instruction without our prior written consent. You acknowledge and agree that we or our Assignee or Designee may issue pre-notifications to your financial institution with respect to such debits, withdrawals and other transactions. You agree any Assignee or Designee may rely upon our instructions, without any independent verification, in making the transactions described above. You waive any claim for damages you may have against any Assignee or Designee in connection with actions taken based on our instructions, unless such damages were due to our Assignee's or Designee's failure to follow our instructions. You acknowledge and agree that:

(a) our Assignee or Designee will be acting on our behalf with respect to the Designated Account, and

(b) our Assignee or Designee may or may not be our affiliate.

You understand and agree that this Agreement allows us to access the Designated Account. Within two business days of any request by us, you shall provide, us with records and/or other information regarding the Designated Account. You hereby authorize and direct your financial institution to provide us with all such information.

5.4. Fees. In addition to the Repayment Amount, you agree to pay us the following fees and charges:

(a) a one-time, non-refundable Origination Fee in the amount set forth in the Key Terms and Conditions on the first page of this Agreement;

(b) a fee of $25 (or such lesser amount as permitted by applicable law) for each returned, rejected or dishonored payment, ACH debit, or wire transfer withdrawal, it being understood that we have the right to receive such fee for each business day on which we or our Assignee or Designee attempted and were unable to debit or otherwise withdraw from your accounts the amount we were entitled to receive as of such date;

(c) the cost of any inspection of collateral and place of business (set forth in Section 10.5), that confirms a violation of this Agreement, not to exceed $500 for each such visit;

(d) if we have not received from you all Repayment Amounts due as of the last day of each month, a late fee equal to 5% of the sum of all Repayment Amounts due but unpaid as of that close of that period (we may assess this late fee once each month until you have paid all of your obligations to us in full); and

(e) charges for providing copies and other documentation you request from us (a list of such charges will be made available upon request or online).

Borrower hereby authorizes and requests Lender and/or any Assignee or Designee to withdraw the Origination Fee and Administrative Fee from the Designated Account on or after the Effective Date. If any fees, charges or other amounts owed under this Agreement are due and unpaid on the last scheduled repayment date, we may elect to extend the Term (without notice to you) and continue to withdraw the Repayment Amount from the Designated Account in accordance with the Repayment Plan selected until all amounts due to us under this Agreement have been paid in full.

5.5. Designated Account. You represent, warrant and agree that the Designated Account identified on Page 1 of this Agreement (under Section B, "Payment Information"):

(a) is and shall be a business bank account during the Term of this Agreement,

(b) is not and will not be during the Term of this Agreement an account established primarily for personal, family or household purposes or otherwise an "account" as defined in the Electronic Fund Transfer Act and Regulation E promulgated thereunder, and

(c) shall have sufficient funds during the Term of this Agreement for all debits and other withdrawals contemplated by this Agreement to be made on our behalf.

If the Designated Account at any time lacks sufficient funds for any debit or other withdrawal required by this Agreement to be made on our behalf, you agree to immediately transfer sufficient funds to the Designated Account or to pay to us such funds in accordance with Section 7.1 below.

6. **PREPAYMENTPENALTY.**

7. **A prepayment penalty of 2.5 percent of the originated loan amount will be assessed during the first half of the loan term (the "Prepayment Penalty Period"). Upon expiration of the Prepayment Penalty Period, prepayment can occur without penalty. ADDITIONAL REPAYMENT TERMS.**

7.1. Other Payment Methods. You may make payments to us in addition to Repayment Amount set forth in the Repayment Plan selected to satisfy your obligations under this Agreement. All such payments must be made in immediately available funds and U.S. Dollars paid by check, money order, wire transfer, ACH credit or any pay-by-phone or on-line service that we offer. Any payments sent by mail or overnight courier must be addressed to WebBank, c/o Credibly at 4026 N Miller Rd., Suite 200, Scottsdale, AZ 85251. You acknowledge and agree that payments sent to any other address may not be processed timely or credited. Any payments made under this Section shall not affect in any way your obligation to pay the Repayment Amounts. We may accept late, postdated or partial payments without losing any of our rights under this Agreement or otherwise. We have no obligation to hold postdated checks and may process any postdated check on the date we receive it without being liable to you for any damages or other claims you may assert, which you hereby expressly waive. You agree not to mark any partial payment "paid in full," "without recourse," "in full satisfaction" or with any similar language, and you agree that any such notations shall have no force or effect and that we will not lose any of our rights under this Agreement if we accept any such payments.

7.2. Application of Payments. Repayment Amounts will be applied first to any Repayment Amounts in accordance with the Repayment Plan, and then in the same manner as a payment other than Repayment Amount. If you make a payment other than a Repayment Amount in accordance with the Payment Plan selected, we generally will apply payments first to any items we have asked you to pay, then to any other fees you owe us, then to other amounts you owe us (such as for amounts we incur in performing your obligations pursuant to Section 12), and then to the balance of the Repayment Amount. However, we reserve the right to apply payments in any order or manner we choose, in our sole discretion.

7.3. Reliance on Terms. The provisions of this Agreement are for the benefit of you, each Signing Principal, us, and any Assignee or Designee. Notwithstanding the fact that an Assignee or Designee is not a signatory-party to this Agreement, the Assignee or Designee may rely upon the terms of this Agreement and raise them as defenses in any action by you or any Signing Principal.

7.4. Indemnification; Limitation of Liability. You shall indemnify and hold each of us, any Assignee or Designee, its and our respective officers, directors, affiliates, employees, agents, representatives, successors and assigns (the "Indemnified Parties") harmless from and against all losses, damages, claims, liabilities, obligations, penalties, suits, actions, controversies, or proceedings of any kind, imposed upon, incurred by, or asserted against any of the Indemnified Parties, in any way arising from, in connection with, relating to, or incident to your breach of this Agreement or any and all actions taken by any Assignee or Designee in reliance upon information or instructions provided to an Assignee or Designee by us, including the payment of all costs and expenses of every kind for the enforcement of our rights and remedies hereunder, including reasonable attorneys' fees, costs of any trial, arbitration, appellate court proceeding, administrative proceeding, or any negotiations or consultations (the "Indemnified Amounts"). Such Indemnified Amounts will bear interest at the rate for prejudgment interest prevailing in your jurisdiction until paid. IN NO EVENT WILL WE OR ANY ASSIGNEE OR DESIGNEE BE LIABLE FOR ANY CLAIMS ASSERTED BY YOU UNDER ANY THEORY OF LAW, INCLUDING ANY TORT OR CONTRACT THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH YOU HEREBY EXPRESSLY WAIVE.

8. DEFAULT; REMEDIES.

8.1. Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

(a) Lender, its Assignee or Designee is unable to debit the Repayment Amount in accordance with the Repayment Plan from the Designated Account (for rejects, non sufficient funds or otherwise) by the fourth business day after the scheduled payment due date;

(b) you fail to pay any amount you owe us under this Agreement within 30 days after we request in writing that you do so;

(c) you revoke or cancel any authorization for Lender, its Assignee or Designee to debit or otherwise withdraw from or access the Designated Account without our permission (but only to the extent that the prohibition on your revoking or cancelling such authorization contained in this Agreement is not prohibited by applicable law);

(d) you fail to maintain insurance required hereunder;

(e) any warranty, representation or statement made or furnished to us by you or any Signing Principal or on your or any Signing Principal's behalf under this Agreement is or becomes false or misleading in any material respect;

(f) this Agreement ceases to be in full force and effect at any time and for any reason (including failure to create a validly perfected security interest or Lien);

(g) you:

(i) legally dissolve, are adjudicated insolvent or bankrupt or cease to pay your debts as they mature,

(ii) make a general assignment for the benefit of or enter into an arrangement with creditors,

(iii) apply for or consent to the appointment of a receiver, trustee or liquidator of you or a substantial part of your property,

(iv) take action to dissolve or terminate your legal existence, or authorize or file a voluntary petition in bankruptcy or under any similar law, consent to such a petition, or suffer such a petition or proceeding to be instituted against you which remains dismissed for a period of 60 days, or

(v) if a sole proprietor, dies or becomes legally incompetent; if a partnership, the general or managing partner dies; if a limited liability company, any managing member dies;

(h) commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any of your creditors or by any governmental agency against any Collateral (as defined in Section 9), including a garnishment of any of your accounts or deposit

KEY TERMS AND CONDITIONS - cont'd

accounts;

(i) you fail to perform or comply with any other term, provision, condition, covenant or agreement contained in this Agreement or any other documentation related to this Agreement;

(j) you default under any other agreement with us, any Designee, Assignee or any affiliate of either us or any Assignee, or under any agreement with any third party material to your business or providing for the lease of real or personal property or the repayment of money borrowed;

(k) we reasonably deem ourselves insecure with respect to your performance hereunder or in our rights with respect to the Collateral, including any Prohibited Transactions outlined in Section 21 herein ; and

(l) any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of your obligations hereunder.

8.2. Remedies. Upon the occurrence of an Event of Default, we shall have the right, but not the obligation, to declare the unpaid balance of the Repayment Amount and all other amounts you owe us under this Agreement to be immediately due and payable. We shall have and may exercise all the rights and remedies of a secured creditor under the UCC, including, but not limited, to debiting any business account to satisfy the default. We may enter a UCC financing statement against any and all assets maintained by you and/or maintained by any or all business locations you may own in addition to the located listed in the Agreement. In addition, we shall have and may exercise any and all other rights and remedies available to us at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of our rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by us to pursue any remedy will not constitute a waiver of our rights to pursue other remedies. No forbearance or delay by us shall be deemed to waive any of our rights or remedies or create a course of dealing between or among the parties hereto. Any election by us to make expenditures or to take action to perform one or more of your obligations under this Agreement, after your failure to perform, shall not affect our right to declare an Event of Default and exercise our remedies.

9. GRANT OF SECURITY INTEREST.

Capitalized terms used in this Section without definition which are not defined elsewhere in this Agreement have the meanings defined in the UCC. For valuable consideration and to secure the prompt payment and performance in full of all of your, any Principal's or any of your affiliates' indebtedness, liabilities and obligations to us, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such indebtedness, liabilities and obligations relate to the loan described in this Agreement and whether or not contemplated by the parties hereto at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and including obligations to perform acts and refrain from taking action as well as obligations to pay money, including all principal, interest, other fees and expenses, you hereby grant to us a security interest in the following properties, assets and rights (the "Collateral"), wherever located, whether now owned or hereafter acquired or arising and howsoever your interest therein may arise or appear (whether by ownership, lease, security interest, claim, or otherwise):

(a) any and all amounts owing to you now or in the future from any merchant processor;
(b) all Accounts;
(c) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper);
(d) all Instruments;
(e) all Goods, including, without limitation, Equipment, motor vehicles, Inventory, Farm Products, Accessions, and As Extracted Collateral;
(f) all Documents;
(g) all General Intangibles (including, without limitation, Payment Intangibles and software);
(h) all Deposit Accounts;
(i) all Letter of Credit Rights;
(j) all Investment Property;
(k) all Supporting Obligations;
(l) all trademarks, trade names, service marks, logos and other sources of business identifiers, and all registrations, recordings and applications with the U.S. Patent and Trademark Office ("USPTO") and all renewals, reissues and extensions thereof (collectively "IP");
(m) any records and data relating to any of the foregoing, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of your right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media; and
(n) any and all proceeds of any of the foregoing, including insurance proceeds or other proceeds from the sale, destruction, loss, or other disposition of any of the foregoing, and sums due from a third party who has damaged or destroyed any of the foregoing or from that party's insurer, whether due to judgment, settlement or other process.

You irrevocably authorize us and our Designees at any time and from time to time to file:

(i) in any filing office in any jurisdiction any initial financing statements and amendments thereto that indicate the collateral therein as all of your assets

10. REPRESENTATIONS, WARRANTIES AND COVENANTS.

You and each Signing Principal represent warrant and covenant the following as of the Effective Date and during the Term of this Agreement:

10.1. Name, Location, Authority, Etc.

(a) You are and shall remain duly organized, licensed, validly existing and in good standing under the laws of your state or jurisdiction of organization and are and shall remain duly qualified, licensed and in good standing in each and every other state and jurisdiction in which the failure to do so could have a material adverse effect on your financial condition, business or operations;

(b) your exact legal name set forth on page 1, under Section A, "Borrower Information," is true and correct and you do not and shall not conduct your business under any other name;

(c) you are authorized and permitted, by law, your organizational documents, contracts to which you or any Signing Principal is a party and otherwise, to execute, deliver and perform this Agreement and all related documents;

(d) the aggregate ownership of the Signing Principal(s) is greater than fifty percent (50%) of the Borrower's business;

(e) all of your organizational and formation documents and all amendments thereto have been duly filed and are in proper order and any capital stock, membership interests or other ownership interest issued by you and outstanding was and is properly issued and all of your books and records are accurate and up to date and will be so maintained;

(f) you are subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that could have a materially adverse effect on your financial condition, business or prospects;

(g) you are and will continue to be in compliance with your organizational and formation documents, all contractual requirements by which you may be bound, and all applicable federal, state and local laws, statutes, regulations, ordinances and rules pertaining to the conduct of your business, including without limitation the regulations of card associations and payment networks;

(h) there is no action, suit, proceeding or investigation pending or, to your knowledge, threatened against or affecting you or any of your assets before or by any court or other governmental authority which, if determined adversely to you, would have a material adverse effect on your financial condition, business or prospects or the value of the Collateral; and

(i) you possess and are in compliance with all permits, licenses, approvals, consents, registrations and other authorizations necessary to own, operate and/or lease your properties and to conduct your business.

10.2. Your Business and Operations. You shall not:

(a) materially change the nature of your business from the type originally disclosed to us in connection with this Agreement;

(b) sell or otherwise transfer your business without
  (i) our express prior written consent and
  (ii) the assumption by transferee of all of your obligations under this Agreement using documentation reasonably satisfactory to us;

(c) change your place of business, your legal name, entity type or state or jurisdiction of organization, unless you have provided us with at least 60 days' prior written notice and you, at your sole cost and expense, provide such documents, agreements and information we request and take such other actions as we deem necessary or desirable to protect our interests hereunder and in the Collateral.

10.3. Location of the Collateral. You agree to keep the Collateral (or, to the extent the Collateral consists of intangible property such as Accounts or General Intangibles, the records concerning the Collateral) at the location(s) shown on page l, under Section A, "Borrower Information", or at such other locations as we have agreed to in advance in writing. Upon our request, you will deliver to us in form satisfactory to us a schedule describing the Collateral in such detail as we reasonably request. You shall not remove the Collateral from its existing location without our prior written consent.

10.4. Repairs and Maintenance. You shall:

(a) only use Collateral in a prudent, businesslike manner for its originally-intended purpose;

(b) comply promptly with all applicable insurance policies, laws, ordinances, rules, regulations and requirements of all governmental authorities, now or hereafter in effect, applicable to the ownership, production or disposition thereof; and

(c) pay when due all taxes and claims for work done on, or services or material furnished in connection with, the Collateral.

10.5. Inspection of Collateral and Place of Business. We or our designated representatives and agents shall have the right during your normal business hours and at any other reasonable time to examine the Collateral where located and the interior and exterior of any of your places of business. During an examination of any of your places of business, we may examine, among other things, whether you:
(a) have a place of business that is separate from any personal residence,
(b) are open for business, and
(c) have sufficient inventory to conduct your business.

When performing an examination, we may photograph the interior and exterior of any your places of business, including any signage, and may

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photograph any Principal. Any photograph will become and remain the sole property of Lender, its Assignee or Designee.

10.6. Insurance. You shall maintain insurance in such amounts and against such risks as are consistent with your past practice and shall show proof of such insurance upon our request. You shall promptly notify us of any loss or damage to the Collateral or any loss or change in insurance coverage.

10.7. Business Information; Reliance; Compliance. All information (financial and other) provided by or on your or any Signing Principal's behalf to us in connection with or pursuant to this Agreement is true, accurate and complete in all respects. You and each Signing Principal shall furnish us and Designee such information as we may request from time to time. You acknowledge and agree that all information (financial and other) provided by or on behalf of you and/or any Signing Principal has been relied upon by us in connection with our decision to loan you the Principal Amount.

10.8. Solvency. You do not presently intend to close or cease operating your business, in whole or in part, temporarily or permanently. As of the date of this Agreement, you are solvent and are not contemplating any insolvency or bankruptcy proceeding. During the four months preceding the date of this Agreement, neither you nor any Principal has discussed with or among your management, with counsel, or with any other advisor or creditor, any potential insolvency, bankruptcy, receivership, or assignment for the benefit of your creditors and no such action or proceeding has been filed or is pending. Other than as disclosed to us in a writing attached to this Agreement, no eviction or foreclosure is pending or threatened against you.

10.9. Confidentiality. You and each Signing Principal understand and agree that the terms and conditions of the products and services we offer, including this Agreement and any other documentation provided by us ("Confidential Information") are our proprietary and confidential information. Accordingly, unless disclosure is required by applicable law or court order, you and each Signing Principal shall not disclose (and you and each Signing Principal shall cause each Principal not to disclose) Confidential Information to any person other than your attorneys, accountants, financial advisors or employees who need to know such information for the purpose of advising you ("Advisors"), provided that such Advisors use such information solely to advise you and first agree in writing to keep such information confidential.

10.10. Publicity. You and each Signing Principal authorize us to use your, his or her name in a listing of clients and in advertising and marketing materials.

10.11. Credit Reports and Information Sharing. YOU AND EACH SIGNING PRINCIPAL HEREBY AUTHORIZE US, OUR AGENTS, REPRESENTATIVES, ANY DESIGNEE, AND ANY CREDIT REPORTING AGENCY OR SPECIALTY CREDIT REPORTING AGENCY ENGAGED BY ANY OF THE FOREGOING, TO
(A) INVESTIGATE ANY REFERENCES GIVEN OR ANY OTHER STATEMENTS OR DATA OBTAINED FROM OR ABOUT YOU OR SIGNING PRINCIPALS FOR THE PURPOSE OF THIS AGREEMENT, AND
(B) OBTAIN YOUR AND EACH SIGNING PRINCIPAL'S BUSINESS AND PERSONAL CREDIT BUREAU REPORTS FROM TIME TO TIME,
(I) AT ANY TIME NOW OR FOR SO LONG AS YOU OR ANY SIGNING PRINCIPAL(S) CONTINUE TO HAVE ANY OBLIGATION TO US AS A CONSEQUENCE OF THIS AGREEMENT, OR
(II) AT ANY TIME IN ORDER FOR US TO DETERMINE YOUR ELIGIBILITY FOR A FINANCIAL PRODUCT OFFERED BY US.

We may report our transaction and experiences with you and/or any Signing Principal to any credit reporting agency, specialty credit reporting agency, and our affiliates. Our affiliates may only use such information regarding you or a Signing Principal when they are considering whether to offer financial or other products or services requested by you or the Signing Principal, respectively. You and each Signing Principal hereby waive to the maximum extent permitted by law any claim for damages against us and our affiliates, agents, employees and representatives relating to any investigation undertaken by or on your behalf as permitted by this Agreement or disclosure of information as permitted by this Agreement. You also agree that we may release any such information if we believe it is required to comply with any governmental or legal process, whether or not such release is actually required, or when it is necessary or desirable in connection with a transaction or investigating a potential loss. If you or any Signing Principal fails to satisfy the terms of your respective credit obligations hereunder, we may submit a negative credit report to a credit reporting agency that adversely affects the credit score or record of you and/or the Signing Principals.

10.12. D/B/As. You and each Signing Principal hereby acknowledge and agree that we may use "doing business as" or "d/b/a" names in connection with various matters relating to the transactions between you and us, including the filing of UCC-1 financing statements and other notices or filings.

10.13. Collection Costs and Fees. To the extent not prohibited by applicable law, you shall pay to us any and all expenses, including collection costs, attorneys' fees and expenses, expert fees and expenses, and all other expenses which may be incurred by us in the prosecution, defense, settlement and/or other resolution of any claim, demand, action or proceeding arising out of or relating to this Agreement, the Collateral or any of our related rights or interests, regardless of whether you are a party to that action or proceeding or made aware of the claim or demand before it is resolved. Without limiting the generality of the foregoing, the expenses you shall pay to us include counsel fees and expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by us for the purpose of administering, protecting or realizing our security under this Agreement. All amounts described in this Section shall be considered advances to protect our security, and shall be secured by this Agreement.

11. ASSIGNMENT.

Without our prior written consent, you shall not:
(a) pledge, cancel, revoke or assign this Agreement or your rights hereunder;
(b) allow any lien to exist on any Collateral other than our rights hereunder; or
(c) sell, transfer or assign any Collateral to a third party; provided, however, you may sell Collateral in arms-length transactions in your normal course of business.

Any prohibited assignment shall be void. No consent to an assignment by us shall release you from your obligations hereunder. We may assign, mortgage, pledge or otherwise transfer or delegate this Agreement or any of our rights or obligations hereunder to any party (each, an "Assignee") without notifying you or obtaining your consent. Without limiting the generality of the foregoing, we may grant a security interest in any and all of our rights and interests pursuant to this Agreement, including our rights and interests in and to the Repayment Amounts and the Repayment Amount, and including to parties from whom we may obtain financing (any such Assignee, a "Secured Party"), and you agree that any such Secured Party is entitled, to the extent of the applicable assignment or other agreement between us and such Secured Party, to enforce any and all of our rights, remedies and interests under this Agreement. Any Secured Party shall have all of our rights, but no liability for any of our obligations, under this Agreement, and you agree that you will not assert against any Secured Party any defense, counterclaim, set-off, recoupment, offset or other alleged right that you may have against us. Upon and following receipt of written notification by an Assignee to you, you are authorized and directed to remit any and all amounts then or thereafter payable by you under this Agreement directly to such Assignee. As between you and any such Assignee, any remittance sent to us following such receipt shall not constitute payment unless and until such payment is actually received by such Assignee.

12. RIGHT TO PERFORM; FURTHER ASSURANCES.

If you fail to carry any insurance or render any other performance required by this Agreement, we may, at our sole option and without obligation, do so on your behalf and you will reimburse us together with interest from the date of the expense to the date of reimbursement at the rate for prejudgment interest prevailing in your jurisdiction. You hereby appoint us as your true and lawful attorney and agent to, in your name, execute, file, communicate, record and deliver any documents we deem appropriate to protect our interest in this Agreement or any Collateral or the proceeds thereof. This power, being coupled with an interest, shall be irrevocable until all your obligations hereunder have been indefeasibly and fully paid and performed. YOU ACKNOWLEDGE THAT THE FEES WE CHARGE TO YOU FOR LATE PAYMENTS, DOCUMENTATION, ORIGINATION, ADMINISTRATION, TAX COMPLIANCE, INSURANCE OR ANY OTHER MATTER ASSOCIATED WITH THIS AGREEMENT MAY REPRESENT PROFIT TO US IN WHOLE OR IN PART AND MAY NOT BE MERELY A REIMBURSEMENT FOR ACTUAL COSTS. You agree to execute and deliver any additional writings and take any other actions we reasonably request to evidence or effect your agreements and obligations under this Agreement.

13. EXCESS INTEREST SAVINGS CLAUSE.

It is the intention of parties to this Agreement to comply strictly with applicable usury laws and, accordingly, in no event shall we ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate of interest which we may lawfully charge under applicable law (the "Maximum Rate"). In the event that we ever receive, collect, or apply as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal balance owed under this Agreement; and if the principal balance, and all lawful interest accrued and owed, is paid in full, any remaining excess interest shall be paid to you, or other party lawfully entitled to the excess interest. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which we may lawfully charge under applicable law, the parties to this Agreement shall, to the maximum extent permitted under applicable law, characterize any non principal payment as a reasonable loan charge, rather than as interest. Any provision of this Agreement, or of any other agreement between the parties to this Agreement, that operates to obligate or compel you to pay interest in excess of the Maximum Rate shall be construed to require payment of the Maximum Rate only. The provisions of this Section shall prevail over any other provision of this Agreement or in any other agreement between the parties to this Agreement that is in conflict with the provisions of this Section.

14. NOTICES.

Any notice or other communication required or desired to be given shall be in writing and shall be sent by certified mail, return receipt requested, by a nationally

KEY TERMS AND CONDITIONS - cont'd

recognized express courier service (such as FedEx) or personally served, and shall be deemed to be duly given when postmarked by the United States Post Office, when deposited with a nationally recognized express courier service or when personally served. Each such notice to Borrower shall be at the mailing address (or location address for delivery by courier or personal service if the mailing address is a Post Office box) set forth on page I, in Part A, "Borrower Information," and any such notice to Lender shall be at the following address (or to any other address as may be specified by Lender in writing in accordance with this Section):

WebBank
c/o Credibly
4026 N. Miller Road, Suite 200
Scottsdale, AZ 85251

Notwithstanding the foregoing, any notice, request or demand which you make pursuant to any statutory rights granted to debtors under Article 9 of the UCC shall only be effective upon receipt of a copy of said notice, request or demand by us at the address set forth above with the following caption "Attention: Manager- UCC Notice."

15. GOVERNING LAW; JURISDICTION.

THIS AGREEMENT AND ALL TRANSACTIONS IT CONTEMPLATES, INCLUDING ALL ISSUES CONCERNING THE VALIDITY OF THIS AGREEMENT AND ANY TRANSACTIONS IT CONTEMPLATES, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF US, YOU AND EACH SIGNING PRINCIPAL SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. Without limiting the generality of the foregoing, you, the Signing Principals and we agree that Utah law shall govern the entire relationship between and among all parties to this Agreement, including without limitation, all issues or claims arising out of, relating to, in connection with, or incident to this Agreement and any transactions it contemplates, whether such claims are based in tort, contract, or arise under statute or in equity, including without limitation the law with respect to applicable statutes of limitations, laches, or similar time-based defenses. Subject to each party's right to elect arbitration under Section 18 below, you and the Signing Principals further irrevocably and unconditionally consent and submit to the jurisdiction of any state or federal court located in Utah to resolve any suit, action, controversy, or proceeding of any kind (whether in contract, tort, statute, equity or otherwise) between or among any of the parties to this Agreement, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and the Signing Principals hereby agree that any of the above-named courts shall be a convenient forum for any such suit, action, controversy, or proceeding of any kind between or among the parties hereto, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates.

You and the Signing Principals waive, to the fullest extent permitted by law:

(a) any objection that you or Signing Principals may now or later have to the laying of venue of any suit, action, controversy, or proceeding arising out of, relating to, in connection with, or incident to this Agreement or any of the transactions it contemplates in any of the above-named courts;

(b) any objection to personal jurisdiction applying in any such court; and

(c) any claim that any such suit, action, controversy or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT IS MADE AND PERFORMED IN THE STATE OF UTAH.

You and Signing Principals understand and agree that:

(d) we are located in Utah;

(e) we make all credit and other decisions from our offices in Utah; and

(f) the loan hereunder is made in Utah (that is, no binding contract will be formed until we receive and accept your signed agreement in Utah).

16. FAX SIGNATURES; COUNTERPARTS.

You and each Signing Principal(s) agree that your faxed, scanned or other electronic signatures will be considered as good as your original signature and admissible in court as conclusive evidence. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

17. INTERPRETATION; MISCELLANEOUS.

This Agreement shall only be valid when accepted by us at our home office in Utah and upon payment of the Principal Amount. Except as otherwise stated in Section 18, the provisions of this Agreement shall be severable and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, successors and assigns (subject nevertheless to restrictions provided in Section 11). This Agreement, together with the other agreements and instruments mentioned in this Agreement or executed by you contemporaneously with this Agreement, constitutes the entire agreement of the parties to this Agreement and we shall not be charged with any agreement or representation not contained in a writing executed by us as provided within or attached to this Agreement. Absent manifest error, our records shall be conclusive evidence with respect to the matters governed by this Agreement (including the total amount of the Repayment Amount and other amounts paid to us) but the failure to record any such amount in such records or otherwise shall not limit or affect your obligations or our rights hereunder. Whenever terms such as "include" or "including" are used in this Agreement herein, they shall mean "include" or "including" as the case may be, without limiting the generality of any description or word preceding such term. Whenever terms such as "acceptable to us" or "to our satisfaction" are used or we are granted the contractual right to choose between alternatives or express our opinion, the satisfaction, choices and opinions are to be made in our sole and absolute discretion. The captions or headings to this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of such document. As used in this Agreement, all masculine pronouns shall include the feminine or neuter, and all singular terms the plural forms thereof, and vice versa. Any exhibits annexed hereto are incorporated therein and made a part thereof as if contained in the body of this Agreement. All references to Sections shall be deemed to refer to Sections of this Agreement, unless otherwise expressly provided, whether or not "hereof," "above," "below" or like words are used. This Agreement has been drafted by our counsel as a convenience to the parties to this Agreement only and shall not, by reason of such action, be construed against us or any other party.

18. ARBITRATION AGREEMENT.

You or we each may elect to resolve any and all claims and disputes relating in any way to this Agreement or our dealings with one another ("Claims"), except for Claims concerning the validity, scope or enforceability of this Arbitration Agreement, through BINDING INDIVIDUAL ARBITRATION. This Arbitration Agreement is made with respect to transactions involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the "FAA"), and not by state law. SIGNING PRINCIPALS AGREE THAT SECTION 18 (INCLUDING SECTIONS 18.1-18.6) SHALL APPLY TO THEM IN THE SAME MANNER AS BORROWER.

18.1. Individual Arbitration. If either of us elects to resolve a dispute by arbitration, this means that neither you nor we will be able to have the dispute settled by a court or jury trial or to participate in a class action or class arbitration. Other rights that you and we would have if you or we went to court will not be available or will be more limited in arbitration, including your and our right to appeal. YOU AND WE BOTH UNDERSTAND AND AGREE THAT BY ALLOWING EACH OTHER TO ELECT TO RESOLVE ANY DISPUTE THROUGH INDIVIDUAL ARBITRATION, WE ARE EACH WAIVING THE RIGHT TO A JURY TRIAL OR A TRIAL BEFORE A JUDGE IN A PUBLIC COURT. IF EITHER YOU OR WE ELECT TO RESOLVE A DISPUTE BY ARBITRATION, THAT DISPUTE SHALL BE ARBITRATED ON AN INDIVIDUAL BASIS. NEITHER YOU NOR WE MAY BRING A CLAIM UNDER THIS PROVISION AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE CAPACITY. THE ARBITRATOR(S) MAY NOT CONSOLIDATE MORE THAN ONE PARTY'S CLAIMS (except Claims by or against you and Principals with respect to a single Agreement or series of Agreements involving the same parties) AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING.

18.2. Arbitration Rules. Arbitration of any dispute under this Arbitration Agreement shall be administered by the American Arbitration Association ("AAA") pursuant to the applicable rules of AAA in effect at the time the arbitration is initiated. You may contact AAA to obtain information about arbitration, arbitration procedures and fees by calling 800-778-7879 or visiting www.adr.org. If AAA is unable or unwilling to administer the arbitration of a dispute, then a dispute may be referred to any other arbitration organization mutually agreed upon in writing by you and us or to an arbitration organization or arbitrator appointed pursuant to section 5 of the FAA. Arbitrations between you and us shall be conducted before a single arbitrator who shall be a retired judge or an attorney with at least 15 years of active practice. The arbitration shall take place in the federal judicial district in which your physical address is located, unless otherwise agreed by you and us in writing. The arbitrator shall apply applicable substantive law consistent with the FAA and applicable statutes of limitations and shall be authorized to award any relief that would have been available in court, provided that the arbitrator's authority to resolve claims and make awards is limited to you and us alone except as otherwise specifically stated in this Agreement. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration. The decision by the arbitrator shall be final and binding. You and we agree that this Arbitration Agreement extends to any other parties involved in any Claims, including but not limited to your Principals and our employees, affiliated companies and vendors. In the event of any conflict between this Arbitration Agreement and the AAA arbitration rules or the rules of any other arbitration organization or arbitrator, this Arbitration Agreement shall govern.

18.3. Arbitration Fees and Costs. If we initiate a dispute and either of us elects to arbitrate that dispute, or if you initiate a dispute and elect to arbitrate that dispute at the time you initiate it, we will be responsible for paying all of the arbitration fees. If you initiate a dispute, but do not elect to arbitrate it, and

INITIAL HERE INITIAL HERE JEB

KEY TERMS AND CONDITIONS - cont'd

we elect to arbitrate that dispute, you will be responsible for paying your share of the arbitration fees up to the amount of any filing fees you would have incurred if you had brought a claim in the state or federal court closest to your physical address set forth above, and we will pay the remainder of the fees.

18.4. Exceptions. Notwithstanding any other provision of this Agreement, you or we may seek relief in a small claims court for Claims within the jurisdiction of that court. In addition, you and we agree that this Arbitration Agreement does not stop you or us from exercising any lawful rights to seek provisional remedies or self-help. You and we agree that we each may seek provisional remedies in court or self-help remedies out of court without waiving the right to arbitrate. Notwithstanding any other provision of this Agreement, if the prohibition against consolidated, class and/or representative arbitration in Section 18.1 is determined to be invalid or unenforceable, then this entire Arbitration Agreement shall not apply. If any portion of this Arbitration Agreement other than the prohibition on consolidated, class and representative arbitration is deemed invalid or unenforceable, it shall not invalidate the remaining portions of this Arbitration Agreement.

18.5. Arbitration Agreement Is Optional. YOU HAVE THE RIGHT TO REJECT THIS ARBITRATION AGREEMENT, BUT YOU MUST EXERCISE THIS RIGHT PROMPTLY. If you do not wish to be bound by this agreement to arbitrate, you must notify us in writing within sixty (60) days after the Effective Date. You must send your request to: WebBank, c/o Credibly, LLC, 4026 N Miller Rd., Suite 200, Scottsdale, AZ 85251. The request must include your full name, address, account number, and the statement "I reject the Arbitration Agreement contained in my Business Loan Agreement." If you exercise your right to reject arbitration, the other terms of this Agreement shall remain in full force and effect as if you had not rejected arbitration.

18.6. Cure Provision. You and we intend for both of us to have the right to arbitrate disputes on an individual basis as set forth above. In the event that a court finds any reason to invalidate or refuse to enforce this Arbitration Agreement, the party aggrieved by that decision shall have the right to take unilateral action to eliminate the basis for the court's decision, such as by waiving any right or remedy it has under this Agreement or agreeing to additional fee or cost shifting. This cure right may be exercised during briefing of a motion to compel arbitration, during oral argument, or in a renewed motion to compel arbitration. If a renewed motion is filed, you and we agree that the exercise of cure rights hereunder shall constitute new facts permitting such a renewed motion.

19. SURVIVAL.

The Personal Guaranty and the following Sections hereof shall survive the expiration or termination of this Agreement for any reason and/or the relationship between us, any bankruptcy by you or us and any transfer by us of this Agreement or our rights hereunder: 7.1, 7.2, 10.9, 10.10, 10.13, 11.13, 14, 15, 16, 17, 18 (including Sections 18.1 - 18.6), 19 and 22.

20. TRANSACTIONS INVOLVING COLLATERAL.

You represent, warrant and agree that:

(a) you shall not sell, offer to sell, or otherwise transfer or dispose of any Collateral, except for inventory sold or accounts collected in the ordinary course of your business, unless we otherwise agree in writing;

(b) no one else has any interest in or claim against the Collateral that you have not disclosed to us in writing prior to the Effective Date;

(c) you shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any security interests, liens, claims, charges, restrictions, conditions, options, rights, mortgages, equities, pledges and encumbrances of any kind or nature whatsoever (collectively, "Liens") other than the security interest granted to us hereunder; and

(d) you have, and at all times will have, good, complete and marketable title to all Collateral, free and clear of any and all Liens or any other rights or interests that may be inconsistent with the transactions contemplated with us under this Agreement, or adverse to our interests. You shall, at your sole cost and expense, defend our rights in the Collateral against the claims and demands of all other persons. All proceeds from any unauthorized disposition of the Collateral shall be held in trust for us, shall not be commingled with any other funds and shall be immediately delivered to us; provided, however that this requirement does not constitute our consent to any such disposition.

21. PROHIBITED TRANSACTIONS.

You shall not enter into any arrangement, agreement or commitment with any person or entity other than us:

(a) that involves the customers with credit cards, debit cards, charge cards, bank cards and/or other payment cards ("Card Receivables"), whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Card Receivables; or

(b) that requires or contemplates that you will make regular payments more frequently than monthly. You agree that any financing statements we file to protect our interests in the Collateral and under this Agreement may contain a statement that you are prohibited from transferring Card Receivables or other Collateral to any person or entity other than us, granting any security interest in Card Receivables or other Collateral to any person or entity other than us, or entering into any financing arrangement requiring or contemplating regular payments more frequently than monthly, until you have fulfilled all of your obligations to us.

22. MONITORING, RECORDING, AND SOLICITATION.

(a) Authorization to Contact You By Phone. You and each Signing Principal authorize us, and our affiliates, agents and independent contractors, to contact you and each Signing Principal at any telephone number you or any Signing Principal provide to us or from which you or any Signing Principal places a call to us, or any telephone number where we believe we may reach you or any Signing Principal, using any means of communication, including, but not limited to, calls or text messages to mobile, cellular, wireless or similar devices and calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if you or a Signing Principal incurs charges for receiving such communications.

(b) Authorization to Contact You By Other Means. You and each Signing Principal also agree that we and our affiliates, agents and independent contractors may use any other medium, as permitted by law and including, but not limited to, mail, e-mail and facsimile, to contact you and each Signing Principal.

(c) Rights To Opt-Out Or Make Changes. You and each Signing Principal are not required to agree to Section 22(a) in order to obtain the loan documented by this Agreement. If you or any Signing Principal wishes to opt out of Section 22(a), or if you or any Signing Principal wants to change how we contact you, including with respect to any telephone number that we might use, please call us at 888-664-1444 or write to us at WebBank, c/o Credibly, LLC as Servicer, 4026 N Miller Rd., Suite 200, Scottsdale, AZ 85251. Notwithstanding the foregoing, any opt-out you make under this Section 22(c) does not limit to our right to contact you by any means permitted by applicable federal or state law, including by telephone, regarding a delinquent account.

23. ARBITRATION NOTICE

THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION IN SECTION 18 (INCLUDING SECTIONS 18.1 – 18.6). THE ARBITRATION AGREEMENT AFFECTS YOUR LEGAL RIGHTS. READ IT CAREFULLY BEFORE SIGNING.

24. PERSONAL GUARANTY

THIS GUARANTY CREATES SPECIFIC LEGAL OBLIGATIONS. READ IT CAREFULLY BEFORE SIGNING.

I hereby personally and unconditionally guaranty for the benefit of WebBank and its successors and assigns (collectively, the "Lender") the prompt payment to Lender of all amounts owed by the Borrower referenced above ("Borrower") under the above Agreement. This is a guaranty of payment and performance and not a guaranty of collection. This is an absolute, unconditional, primary and continuing obligation and will remain in full force and effect until all amounts owed to Lender pursuant to the Agreement are satisfied in full. I agree that Lender may extend, transfer and amend the Agreement and I agree to be bound by all such changes. I waive all defenses, legal or equitable, otherwise available to me, and I waive all notices to which I might otherwise be entitled by law, including notices of protest, presentment, transfer, demand and default. I agree Lender may proceed against me separately without first proceeding against Borrower, any collateral or any other Guarantor. This Guaranty will not be discharged or affected by my death and will bind my heirs and personal representatives. If more than one Guarantor executes this Guaranty, the Guarantors' liability hereunder shall be joint and several. I hereby authorize Lender, its agents and representatives and any credit reporting agency engaged by Lender, to

(a) investigate any references given or any other statements or data obtained from or about me for purposes of this guaranty, the Agreement, and any associated documentation, and

(b) pull credit reports at any time now and for so long as Borrower or I may have any obligation to Lender as a consequence of this Guaranty or the Agreement, including for Lender's collection processes and its credit evaluations, including to determine Borrower's or my eligibility to enter into the Agreement or any future agreement with Lender.

[Signature Page Follows]

SIGNATURES

I ACKNOWLEDGE AND AGREE THAT THIS GUARANTY, THE AGREEMENT AND ALL ASSOCIATED DOCUMENTATION SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, APPLIED WITHOUT GIVING EFFECT TO CONFLICT-OF-LAWS PRINCIPLES.

I ACKNOWLEDGE AND AGREE THAT THIS GUARANTY IS GOVERNED BY THE ARBITRATION AGREEMENT SET FORTH ABOVE IN SECTION 18 (INCLUDING SECTIONS 18.1- 18.6). WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF, RELATED TO, IN CONNECTION WITH OR INCIDENT TO THIS GUARANTY, THE AGREEMENT, OR ANY ASSOCIATED DOCUMENTATION, I WAIVE MY RIGHT TO A JURY AND AGREE TO ARBITRATE ANY CLAIMS ON AN INDIVIDUAL BASIS AS SET FORTH IN THE ARBITRATION AGREEMENT ABOVE.

On behalf of the Borrower, I have read this entire Agreement, including the Arbitration Agreement in Section 18 (including Sections 18.1 -18.6), and received a copy for our records.
Borrower understands that it has the right to consult with an attorney before signing this Agreement if it chooses to do so. I certify that I am able to read and understand the English language. By signing below, on behalf of Borrower and in my individual capacity as a Signing Principal, I agree to all of the terms of this Agreement, including the Arbitration Agreement and the other Key Terms and Conditions summarized in Section C on Page 1, and offer to enter into the transaction it describes.

Electronic Signatures: In the event you have chosen to sign this agreement electronically, you acknowledge and agree that your electronic signature on the agreement (and any related documents) has the same effect as if you signed the agreement by hand in ink. You should print or save a copy of this agreement and any communications in your records as they may not be accessible online at a later date.

Guarantor #1 SIGN HERE Gerald Brock
(Authorized Signatory of the Guarantor)
Gerald Brock
(Printed name)
Owner
(Printed title)
9/16/2016
(Date)

Guarantor #2 SIGN HERE
(Authorized Signatory of the Guarantor)
(Printed name)
(Printed title)
(Date)

Guarantor #3 SIGN HERE
(Authorized Signatory of the Guarantor)
(Printed name)
(Printed title)
(Date)

Borrower #1 SIGN HERE Gerald Brock
(Authorized Signatory of the Borrower)
Gerald Brock
(Printed name)
Owner
(Printed title)
9/16/2016
(Date)

Borrower #2 SIGN HERE
(Authorized Signatory of the Borrower)
(Printed name)
(Printed title)
(Date)

Borrower #3 SIGN HERE
(Authorized Signatory of the Borrower)
(Printed name)
(Printed title)
(Date)

On this 16th day of September, 2016, Gerald Brock appeared and signed before me. Lisa M. Kime

LISA M. KIME
No. 01KI6288952
Notary Public, State of New York
Qualified in Livingston County
My Commission Expires Sept. 16, 2017

LEGAL_US_E # 112347761.6 92464.00002
DRAFT 09/16/15

INITIAL HERE INITIAL HERE INITIAL HERE G.B.